EXHIBIT 99.1

To Form 8-K dated January 26, 2012

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6085

William R. Hahl

Executive Vice President/

Chief Financial Officer

(772) 221-2825

SEACOAST REPORTS $6.7 MILLION IN NET INCOME FOR THE YEAR, $2.5

MILLION FOR THE QUARTER AND STRONG ORGANIC CUSTOMER GROWTH

Highlights for 2011

•	Profitability grew throughout the year as credit quality improved
•	Record-breaking organic growth in new households achieved
•	Average demand deposit balances grew 16.3%
•	Non-performing loans declined 58% to 2.36% of total loans
•	Net interest margin improved to 3.42%
•	Risk-based capital ratio grew to 18.8%

STUART, FL., January 26, 2012 – Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF), today reported 2011 fourth quarter net income of $2.5 million, up $12.8 million compared to the fourth quarter of 2010.  Net income was $6.7 million for the full year compared to the net loss for the year 2010 totaling $33.2 million.  Net income available to Common shareholders for the fourth quarter and the year 2011 totaled, respectively, $1.6 million or $0.02 diluted earnings per share (DEPS), and $2.9 million or $0.03 DEPS.  These figures compare to a loss of $0.12 DEPS and $0.48 DEPS a year ago for the same periods, respectively.

“We are pleased with the quarter as it represented good progress against our strategic plan even with significant headwinds from the operating and interest rate environment,” said Dennis S. Hudson, III, Chairman and Chief Executive Officer. “There were many positives that confirm we are making significant progress to improve profitability and add to long-term earnings growth. Net interest income increased, reflecting loan and deposit growth. Noninterest income increased, reflecting growth in key activities such as mortgage banking gains, and fees earned from increased households and business deposit relationships, as well as, an increase in fees from wealth management. Noninterest expenses declined significantly as a result of meaningful improvements in credit quality.

“Generating improved returns while reducing risk for our shareholders is our key objective,” Hudson continued. “Over the last two years, we have significantly improved the risk profile of the balance sheet by increasing capital, strengthening reserves, and reducing the concentrations of higher risk noncore commercial real estate loans.”

Highlights for the quarter:

•	Fourth quarter results reflected growth in customers, loans and deposits with improving overall credit quality and disciplined core expense management;

•	Commercial and retail banking added 2,696 new household relationships during the fourth quarter of 2011. For the year 2011, new households totaled 8,515, almost 1.2 times the growth in 2010;

•	Average accruing commercial loan balances grew $10 million and residential loan balances increased $20 million compared to third quarter 2011;

•	Commercial loans closed totaled approximately $18.6 million, the highest quarterly production in 2011;

•	Nonperforming loans fell to 2.36 percent of loans compared to 2.70 percent last quarter and 5.50 percent one year earlier; and

•	Other real estate owned fell to $20.9 million compared to $23.7 million last quarter and $25.7 million one year earlier.

      A key objective of our strategic plan is to produce strong organic growth of our customer deposit franchise. During the quarter, our tactical initiatives produced significantly improved growth in customer relationship funding compared to the same quarter last year. Total core customer funding increased by 15.5 percent over the past year.

(Dollars in thousands)	2011 Fourth Quarter	2010 Fourth Quarter	Change
Customer Relationship Funding (Period End)
Demand deposits (noninterest bearing)	$328,356	$289,621	13.4%
NOW	469,631	401,005	17.1
Savings deposits	133,578	113,082	18.1
Money market accounts	319,152	298,538	6.9
Time certificates of deposit	468,024	534,982	(12.5)
Total Deposits	1,718,741	1,637,228	5.0
Sweep repurchase agreements	136,252	98,213	38.7
Total core customer funding (1)	1,386,969	1,200,459	15.5

(1) Total deposits and sweep repurchase agreements, excluding certificates of deposits.

Seacoast strengthened its regulatory capital ratios as profitability was restored throughout the year.  The estimated total risk-based capital ratio at year-end increased to 18.8 percent, up from 17.8 percent a year ago.  The estimated tangible common equity ratio was 5.6 percent at year-end 2011 and will increase to an estimated 7.6 percent when the deferred tax asset valuation allowance is released.

With a strong balance sheet and reduced aggregate credit risk, the board and executive management have been focused on improvements designed to increase profitability and ultimately position Seacoast as a top-tier community bank as measured by low risk, strong organic growth and increased shareholder value.

Revenue growth improved throughout 2011 as a result of retail and small business deposit account growth, and improvements in loan production.  Excluding $600,000 realized on the sale of the Company’s merchant business in the fourth quarter 2010, noninterest income was up $296,000 or 6.5 percent in the fourth quarter compared with a year ago and was up for the full year by $811,000 or 4.6 percent compared with 2010.

(Dollars in thousands)	Q-4 2011	Q-3 2011	Q-2 2011	Q-1 2011	Q-4 2010
Noninterest Income:

Service charges on deposit accounts	$1,599	$1,675	$1,546	$1,442	$1,590
Trust income	530	541	517	523	510
Mortgage banking fees	680	556	509	395	580
Brokerage commissions and fees	258	321	223	320	325
Marine finance fees	333	229	349	298	355
Interchange income	953	969	995	891	814
Other deposit based EFT fees	78	71	79	90	75
Other	452	344	329	250	338
Total	4,883	4,706	4,547	4,209	4,587
Gain on sale of merchant business	0	0	0	0	600
	$4,883	$4,706	$4,547	$4,209	$5,187

Revenue earned from service charges on deposits, and interchange income improved over the prior year as a result of increased households.  Retail household growth for the entire year has improved as a result of the Company’s retail deposit program and expanded efforts to attract new commercial deposit accounts.  New household acquisition was particularly strong for the fourth quarter; new personal retail checking relationships opened during the quarter rose 20.2 percent from the same quarter of 2010 and 27.3 percent from the third quarter of 2011.  Likewise, new commercial business checking deposit relationships increased by 11.8 percent compared with the same quarter one year ago.  Along with the new relationships, our programs have improved market share, increased average services per household and decreased customer attrition.

Nonperforming loans declined by $39.8 million, or 58.2 percent during the year and totaled 2.36 percent of loans outstanding at year-end. Early stage delinquencies (accruing loans 30-89 days past due) remain nominal at 0.42 percent of loans outstanding.  The allowance for loan losses totals $25.6 million or 2.12 percent of loans, down slightly from 2.35 percent the prior quarter and 3.04 percent at year-end 2010.   Other real estate owned (“OREO”) balances declined by $4.8 million or 18.5 percent from the prior year as the result of sales and fewer loans foreclosed.

Accruing loans increased by approximately $7 million to $1.18 billion at year-end, which was the first yearly increase in accruing loans since 2007 as more resources have been dedicated to loan production and problem loan management declined. This is the second consecutive quarter of total loan growth as a result of improving loan production, stabilized credit quality and our tactical focus on growing market share in lower risk customer segments.

Core operating expenses (total noninterest expenses less losses on other real estate owned and other asset disposition expenses) have been well managed throughout the year as noted in the table below.  Fourth quarter salary costs were higher by $399,000 compared to the third quarter as a result of severance payments as several positions were eliminated which will lower quarterly salary expense by approximately $125,000 going forward. Noninterest expenses for the quarter totaled $20.0 million a decline of $7.8 million from the prior year's fourth quarter, entirely due to lower expenses for OREO and other asset dispositions which totaled $1.5 million in the fourth quarter 2011 compared to $9.9 million the prior year.  Noninterest expenses for 2011 totaled $77.8 million compared to $89.6 million, a decrease of $11.8 million. This was due to lower consulting fees of approximately $1.3 million for development and implementation assistance related to our strategic plan and enterprise risk management projects in 2010, reduced legal fees of $0.4 million, and lower expense for OREO and other asset dispositions which totaled $15.8 million last year, compared to $6.0 million in 2011.  Core operating expenses were $18.4 million in the fourth quarter, up approximately $578,000 primarily related to the aforementioned higher severance costs, data processing as the result of household and account growth, employee benefits and additional marketing and promotion expenses.  Offsetting were much lower legal and professional fees as a result of fewer problem assets.

Core operating expense trends are presented in the table below:

(dollars in thousands)	Q-4 2011	Q-3 2011	Q-2 2011	Q-1 2011	Q-4 2010
Noninterest Expense:

Salaries and wages	$7,301	$6,902	$6,534	$6,551	$6,539
Employee benefits	1,447	1,391	1,437	1,600	1,153
Outsourced data processing costs	1,677	1,685	1,699	1,522	1,496
Telephone / data lines	285	286	319	289	321
Occupancy expense	1,795	1,967	1,919	1,946	1,699
Furniture and equipment expense	525	555	618	593	609
Marketing expense	947	551	667	752	764
Legal and professional fees	1,299	1,496	1,585	1,757	1,783
FDIC assessments	679	687	688	959	947
Amortization of intangibles	212	211	212	212	212
Other	2,264	1,947	1,812	1,951	2,330
Total Core Operating Expense	18,431	17,678	17,490	18,132	17,853

Net loss on OREO	1,254	906	441	449	8,763
Asset dispositions expense	275	479	1,142	1,086	1,122
Total	$19,960	$19,063	$19,073	$19,667	$27,738

The net interest margin remained unchanged at 3.42 percent in the fourth quarter 2011 compared to the fourth quarter of 2010 aided by much lower nonperforming assets and lower costs for interest bearing liabilities, but offsetting were lower asset yields caused by Federal Reserve actions to stimulate economic growth.  In addition the net interest margin continues to be negatively impacted by higher levels of overnight liquidity and short-term investments.  Interest bearing deposit costs decreased 11 basis points to 0.69 percent during the fourth quarter 2011, and the total cost of interest bearing liabilities decreased from 1.01 percent for the fourth quarter 2010 to 0.77 percent in the fourth quarter.  The mix in deposits continues to improve, which strengthens the net interest margin, and is a result of our tactical activities designed to attract, onboard and retain new household relationships.  Noninterest bearing demand deposits increased to 19.1 percent of total deposits from 17.7 percent a year ago and total transaction accounts and customer sweep repurchases now account for more than half of total customer relationship funding.

The Company will host a conference call on Friday, January 27, 2012 at 9:00 a.m. (Eastern Time) to discuss its earnings results and business trends.  Investors may call in (toll-free) by dialing (888) 517-2464 (access code: 5785075; leader: Dennis S. Hudson).  Charts will be used during the conference call and may be accessed at Seacoast’s website at www.seacoastbanking.net by selecting “Presentations” under the heading “Investor Services”.  A replay of the conference call will be available beginning the afternoon of January 27 by dialing (888) 843-7419 (domestic), using the passcode 5785075.

Alternatively, individuals may listen to the live webcast of the presentation by visiting the Company’s website at www.seacoastbanking.net.  The link to the live audio webcast is located in the subsection “Presentations” under the heading “Investor Services”.  Beginning the afternoon of January 27, 2012, an archived version of the webcast can be accessed from this same subsection of the website.  This webcast will be archived and available for one year.

Seacoast, with approximately $2.1 billion in assets, is one of the largest independent commercial banking organizations in Florida.  Seacoast has 39 offices in South and Central Florida and is headquartered on Florida’s Treasure Coast, which is one of the wealthiest areas in the nation.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2010 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands, except share data)	2011	2010	2011	2010
Summary of Earnings
Net income (loss)	$2,548	$(10,205)	$6,667	$(33,203)
Net income (loss) available to common shareholders	1,611	(11,142)	2,919	(36,951)

Net interest income (1)	17,020	16,379	67,059	66,485

Performance Ratios
Return on average assets-GAAP basis (2), (3)	0.48%	(2.01)%	0.32%	(1.60)%
Return on average tangible assets (2), (3), (4)	0.51	(1.99)	0.35	(1.57)

Return on average shareholders' equity-GAAP basis (2), (3)	6.17	(23.31)	4.03	(19.30)

Net interest margin (1), (2)	3.42	3.42	3.42	3.37

Per Share Data
Net income (loss) diluted-GAAP basis	$0.02	$(0.12)	$0.03	$(0.48)
Net income (loss) basic-GAAP basis	0.02	(0.12)	0.03	(0.48)

Cash dividends declared	0.00	0.00	0.00	0.00

	December 31,		Increase/
	2011	2010	(Decrease)
Credit Analysis
Net charge-offs year-to-date	$14,153	$39,128	(63.8)%
Net charge-offs to average loans	1.16%	2.95%	(60.7)
Loan loss provision year-to-date	$1,974	$31,680	(93.8)
Allowance to loans at end of period	2.12%	3.04%	(30.3)

Nonperforming loans	$28,526	$68,284	(58.2)
Other real estate owned	20,946	25,697	(18.5)
Total non-performing assets	$49,472	$93,981	(47.4)

Restructured loans (accruing)	$71,611	$66,350	7.9

Nonperforming assets to loans and other real estate owned at end of period	4.03%	7.42%	(45.7)

Nonperforming assets to total assets	2.31%	4.66%	(50.4)

Selected Financial Data
Total assets	$2,137,375	$2,016,381	6.0
Securities available for sale (at fair value)	648,362	435,140	49.0
Securities held for investment (at amortized cost)	19,977	26,861	(25.6)
Net loans	1,182,509	1,202,864	(1.7)
Deposits	1,718,741	1,637,228	5.0
Total shareholders' equity	170,077	166,299	2.3
Common shareholders' equity	122,580	120,051	2.1
Book value per share common	1.29	1.28	0.8
Tangible book value per share	1.77	1.75	1.1
Tangible common book value per share (5)	1.27	1.25	1.6
Average shareholders' equity to average assets	8.01%	8.27%	(3.1)
Tangible common equity to tangible assets (5), (6)	5.63	5.81	(3.1)

Average Balances (Year-to-Date)
Total assets	$2,063,684	$2,080,570	(0.8)
Less: intangible assets	2,708	3,580	(24.4)
Total average tangible assets	$2,060,976	$2,076,990	(0.8)

Total equity	$165,296	$172,022	(3.9)
Less: intangible assets	2,708	3,580	(24.4)
Total average tangible equity	$162,588	$168,442	(3.5)

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.
(5)	The Company defines tangible common equity as total shareholders equity less preferred stock and intangible assets.
(6)	The ratio of tangible common equity to tangible assets is a non-GAAP ratio used by the investment community to measure capital adequacy.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands, except per share data)	2011	2010	2011	2010

Interest on securities:
Taxable	$4,499	$3,484	$17,500	$13,881
Nontaxable	17	40	140	227
Interest and fees on loans	15,351	16,503	62,355	69,454
Interest on federal funds sold and other investments	191	216	797	979
Total Interest Income	20,058	20,243	80,792	84,541

Interest on deposits	531	609	2,371	3,952
Interest on time certificates	1,826	2,547	8,615	11,345
Interest on borrowed money	727	766	2,967	3,032
Total Interest Expense	3,084	3,922	13,953	18,329

Net Interest Income	16,974	16,321	66,839	66,212
Provision for loan losses	432	3,975	1,974	31,680
Net Interest Income After Provision for Loan Losses	16,542	12,346	64,865	34,532

Noninterest income:
Service charges on deposit accounts	1,599	1,590	6,262	5,925
Trust income	530	510	2,111	1,977
Mortgage banking fees	680	580	2,140	2,119
Brokerage commissions and fees	258	325	1,122	1,174
Marine finance fees	333	355	1,209	1,334
Interchange income	953	814	3,808	3,163
Other deposit based EFT fees	78	75	318	321
Other	452	938	1,375	2,121
	4,883	5,187	18,345	18,134
Securities gains, net	1,083	0	1,220	3,687
Total Noninterest Income	5,966	5,187	19,565	21,821

Noninterest expenses:
Salaries and wages	7,301	6,539	27,288	26,408
Employee benefits	1,447	1,153	5,875	5,717
Outsourced data processing costs	1,677	1,496	6,583	5,981
Telephone / data lines	285	321	1,179	1,505
Occupancy	1,795	1,699	7,627	7,480
Furniture and equipment	525	609	2,291	2,398
Marketing	947	764	2,917	2,910
Legal and professional fees	1,299	1,783	6,137	7,977
FDIC assessments	679	947	3,013	3,958
Amortization of intangibles	212	212	847	985
Asset dispositions expense	275	1,122	2,281	2,268
Net loss on other real estate owned and repossessed assets	1,254	8,763	3,751	13,541
Other	2,264	2,330	7,974	8,428
Total Noninterest Expenses	19,960	27,738	77,763	89,556

Income (Loss) Before Income Taxes	2,548	(10,205)	6,667	(33,203)
Provision for income taxes	0	0	0	0

Net Income (Loss)	2,548	(10,205)	6,667	(33,203)
Preferred stock dividends and accretion on preferred stock discount	937	937	3,748	3,748
Net Income (Loss) Available to Common Shareholders	$1,611	$(11,142)	$2,919	$(36,951)

Per share of common stock:

Net income (loss) diluted	$0.02	$(0.12)	$0.03	$(0.48)
Net income (loss) basic	0.02	(0.12)	0.03	(0.48)
Cash dividends declared	0.00	0.00	0.00	0.00

Average diluted shares outstanding	94,364,433	93,426,748	93,801,073	76,561,692
Average basic shares outstanding	93,570,748	93,426,748	93,511,983	76,561,692

CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	December 31,
(Dollars in thousands, except share data)	2011	2010

Assets
Cash and due from banks	$41,136	$35,358
Interest bearing deposits with other banks	125,945	176,047
Total Cash and Cash Equivalents	167,081	211,405

Securities:
Available for sale (at fair value)	648,362	435,140
Held for investment (at amortized cost)	19,977	26,861
Total Securities	668,339	462,001

Loans available for sale	6,795	12,519

Loans, net of deferred costs	1,208,074	1,240,608
Less: Allowance for loan losses	(25,565)	(37,744)
Net Loans	1,182,509	1,202,864

Bank premises and equipment, net	34,227	36,045
Other real estate owned	20,946	25,697
Other intangible assets	2,289	3,137
Other assets	55,189	62,713
	$2,137,375	$2,016,381

Liabilities and Shareholders' Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$328,356	$289,621
NOW	469,631	401,005
Savings deposits	133,578	113,082
Money market accounts	319,152	298,538
Other time certificates	244,886	281,681
Brokered time certificates	4,558	7,093
Time certificates of $100,000 or more	218,580	246,208
Total Deposits	1,718,741	1,637,228

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	136,252	98,213
Borrowed funds	50,000	50,000
Subordinated debt	53,610	53,610
Other liabilities	8,695	11,031
	1,967,298	1,850,082

Shareholders' Equity
Preferred stock - Series A	47,497	46,248
Common stock	9,469	9,349
Additional paid in capital	222,048	221,522
Accumulated deficit	(114,152)	(112,652)
Treasury stock	(13)	(1)
	164,849	164,466
Accumulated other comprehensive gain, net	5,228	1,833
Total Shareholders' Equity	170,077	166,299
	$2,137,375	$2,016,381

Common Shares Outstanding	94,686,801	93,487,581

Note: The balance sheet at December 31, 2010 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTERS
	2011				Last 12
(Dollars in thousands, except per share data)	Fourth	Third	Second	First	Months
Net income	$2,548	$2,648	$1,113	$358	$6,667

Operating Ratios
Return on average assets-GAAP basis (2),(3)	0.48%	0.51%	0.21%	0.07%	0.32%
Return on average tangible assets (2),(3),(4)	0.51	0.54	0.24	0.10	0.35

Return on average shareholders' equity-GAAP basis (2),(3)	6.17	6.33	2.68	0.88	4.03

Net interest margin (1),(2)	3.42	3.44	3.36	3.48	3.42
Average equity to average assets	7.86	8.07	7.98	8.14	8.01

Credit Analysis
Net charge-offs	$3,268	$2,830	$4,024	$4,031	$14,153
Net charge-offs to average loans	1.07%	0.94%	1.32%	1.32%	1.16%
Loan loss provision	$432	$0	$902	$640	$1,974
Allowance to loans at end of period	2.12%	2.35%	2.63%	2.80%

Restructured loans (accruing)	$71,611	72,751	60,238	76,935

Nonperforming loans	$28,526	32,627	46,165	66,233
Other real estate owned	20,946	23,702	25,877	24,111
Nonperforming assets	$49,472	$56,329	$72,042	$90,344
Nonperforming assets to loans and other real estate owned at end of period	4.03%	4.57%	5.93%	7.23%
Nonperforming assets to total assets	2.31	2.75	3.46	4.34
Nonaccrual loans and accruing loans 90 days or more past due to loans outstanding at end of period	2.36	2.70	3.88	5.41

Per Share Common Stock
Net income (loss) diluted-GAAP basis	$0.02	$0.02	$0.00	$(0.01)	$0.03
Net income (loss) basic-GAAP basis	0.02	0.02	0.00	(0.01)	$0.03

Cash dividends declared	-	-	-	-	$-
Book value per share common	1.29	1.31	1.33	1.28

Average Balances
Total assets	$2,085,466	$2,054,856	$2,083,858	$2,030,045
Less: Intangible assets	2,392	2,605	2,816	3,027
Total average tangible assets	$2,083,074	$2,052,251	$2,081,042	$2,027,018

Total equity	$163,857	$165,845	$166,342	$165,148
Less: Intangible assets	2,392	2,605	2,816	3,027
Total average tangible equity	$161,465	$163,240	$163,526	$162,121

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.

	December 31,	December 31,
SECURITIES	2011	2010
U.S. Treasury and U.S. Government Agencies	$1,724	$4,212
Mortgage-backed	645,471	426,477
Obligations of states and political subdivisions	1,167	1,709
Other securities	0	2,742
Securities Available for Sale	648,362	435,140

Mortgage-backed	12,315	18,963
Obligations of states and political subdivisions	6,662	7,398
Other securities	1,000	500
Securities Held for Investment	19,977	26,861
Total Securities	$668,339	$462,001

	December 31,	December 31,
LOANS	2011	2010
Construction and land development	$49,184	$79,306
Real estate mortgage	1,054,599	1,060,597
Installment loans to individuals	50,611	51,602
Commercial and financial	53,105	48,825
Other loans	575	278
Total Loans	$1,208,074	$1,240,608

AVERAGE BALANCES, YIELDS AND RATES (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2011				2010
	Fourth Quarter		Third Quarter		Fourth Quarter
	Average	Yield/	Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate

Assets
Earning assets:
Securities:
Taxable	$614,939	2.93%	$624,811	3.04%	$446,081	3.12%
Nontaxable	2,591	4.17	3,392	6.72	4,293	5.59
Total Securities	617,530	2.93	628,203	3.06	450,374	3.15

Federal funds sold and other investments	147,017	0.52	127,072	0.54	187,023	0.46

Loans, net	1,210,028	5.05	1,197,686	5.09	1,263,237	5.19

Total Earning Assets	1,974,575	4.04	1,952,961	4.13	1,900,634	4.24

Allowance for loan losses	(27,689)		(30,666)		(39,443)
Cash and due from banks	35,312		27,044		33,024
Premises and equipment	34,517		34,782		36,460
Other assets	68,751		70,735		82,730

	$2,085,466		$2,054,856		$2,013,405

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW (2)	$422,480	0.20%	$394,399	0.24%	$396,920	0.24%
Savings deposits	131,554	0.11	126,800	0.11	110,382	0.11
Money market accounts (2)	325,111	0.34	320,683	0.41	314,943	0.43
Time deposits	475,666	1.52	510,755	1.66	537,772	1.88
Federal funds purchased and other short term borrowings	127,956	0.22	99,311	0.27	83,183	0.27
Other borrowings	103,610	2.50	103,610	2.31	103,610	2.72

Total In-terest-Bearing Liabilities	1,586,377	0.77	1,555,558	0.87	1,546,810	1.01

Demand deposits (noninterest-bearing)	326,215		322,646		280,412
Other liabilities	9,017		10,807		12,476
Total Liabilities	1,921,609		1,889,011		1,839,698

Shareholders' equity	163,857		165,845		173,707

	$2,085,466		$2,054,856		$2,013,405

Interest expense as a % of earning assets		0.62%		0.69%		0.82%
Net interest income as a % of earning assets		3.42		3.44		3.42

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost. Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.
(2)	Certain reclassifications have been made to prior years' presentations to conform to the current year presentation.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2011				2010
(Dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

Customer Relationship Funding (Period End)
Demand deposits (noninterest bearing)	$328,356	$324,256	$321,876	$324,879	$289,621
NOW	469,631	391,318	385,640	396,369	401,005
Savings deposits	133,578	128,543	125,221	120,819	113,082
Money market accounts	319,152	327,654	320,510	310,942	298,538
Time certificates of deposit	468,024	489,503	528,214	533,201	534,982
Total Deposits	1,718,741	1,661,274	1,681,461	1,686,210	1,637,228

Sweep repurchase agreements	136,252	106,562	102,827	115,185	98,213
Total core customer funding (1)	1,386,969	1,278,333	1,256,074	1,268,194	1,200,459

(1)	Total deposits and sweep repurchase agreements, excluding certificates of deposits.

QUARTERLY TRENDS - LOANS AT END OF PERIOD (Dollars in Millions)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		2010				2011				Nonperforming
Construction and land development		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	4th Qtr	Number
Residential:
Condominiums	>$4 million	$-	$-	$-	$-	$-	$-	$-	$-	$-	-
	<$4 million	0.9	0.9	0.9	0.9	0.5	-	-	-	-	-

Town homes	>$4 million	-	-	-	-	-	-	-	-	-	-
	<$4 million	-	-	-	-	-	-	-	-	-	-

Single Family Residences	>$4 million	-	-	-	-	-	-	-	-	-	-
	<$4 million	3.9	3.6	3.8	-	-	-	-	-	-	-

Single Family Land & Lots	>$4 million	5.9	5.9	-	-	-	-	-	-	-	-
	<$4 million	15.7	9.6	10.3	7.0	6.6	6.5	6.4	6.2	0.1	2

Multifamily	>$4 million	6.6	4.3	-	-	-	-	-	-	-	-
	<$4 million	8.1	8.2	6.3	6.1	6.1	5.7	5.5	5.1	1.0	2

TOTAL	>$4 million	12.5	10.2	-	-	-	-	-	-	-	-
TOTAL	<$4 million	28.6	22.3	21.3	14.0	13.2	12.2	11.9	11.3	1.1	4
GRAND TOTAL		$41.1	$32.5	$21.3	$14.0	$13.2	$12.2	$11.9	$11.3	$1.1	4

QUARTERLY TRENDS - LOANS AT END OF PERIOD (Dollars in Millions)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2010				2011
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Construction and land development
Residential
Condominiums	$0.9	$0.9	$0.9	$0.9	$0.5	$-	$-	$-
Townhomes	-	-	-	-	-	-	-	-
Single family residences	3.9	3.6	3.8	-	-	-	-	-
Single family land and lots	21.6	15.5	10.3	7.0	6.6	6.5	6.4	6.2
Multifamily	14.7	12.5	6.3	6.1	6.1	5.7	5.5	5.1
	41.1	32.5	21.3	14.0	13.2	12.2	11.9	11.3
Commercial
Office buildings	13.7	-	-	-	-	-	-	0.2
Retail trade	3.9	-	-	-	-	-	-	-
Land	45.7	38.5	35.1	33.6	33.9	10.3	10.2	9.3
Industrial	2.5	0.3	0.3	-	-	-	-	-
Healthcare	-	-	-	-	-	-	-	-
Churches and educational facilities	-	-	-	-	-	-	-	0.1
Lodging	-	-	-	-	-	-	-	-
Convenience stores	-	-	-	0.2	0.5	0.6	0.6	1.7
Marina	6.8	-	-	-	-	-	-	-
Other	-	-	-	-	-	-	-	-
	72.6	38.8	35.4	33.8	34.4	10.9	10.8	11.3
Individuals
Lot loans	28.9	27.4	26.3	24.4	20.8	19.4	18.6	17.9
Construction	8.7	8.2	9.1	7.1	7.3	6.7	6.4	8.7
	37.6	35.6	35.4	31.5	28.1	26.1	25.0	26.6
Total construction and land development	151.3	106.9	92.1	79.3	75.7	49.2	47.7	49.2

Real estate mortgages
Residential real estate
Adjustable	290.5	295.9	300.9	303.3	308.6	314.3	324.4	334.1
Fixed rate	87.6	86.0	84.1	82.6	86.6	88.8	92.8	97.0
Home equity mortgages	89.1	79.0	74.4	73.4	67.7	63.1	63.6	60.2
Home equity lines	60.1	58.8	58.4	57.7	57.4	56.9	55.1	54.9
	527.3	519.7	517.8	517.0	520.3	523.1	535.9	546.2
Commercial real estate
Office buildings	131.1	128.2	122.9	122.0	121.3	120.0	122.0	119.6
Retail trade	163.5	155.9	152.0	151.5	150.6	149.6	146.1	140.6
Industrial	81.7	84.0	79.8	78.0	76.3	68.5	72.5	70.7
Healthcare	29.1	29.4	29.0	30.0	26.6	26.3	29.6	38.8
Churches and educational facilities	29.1	28.5	29.4	28.8	28.6	28.2	27.8	27.4
Recreation	3.0	3.0	2.9	2.9	2.8	2.8	2.7	3.2
Multifamily	25.3	23.6	23.2	22.4	14.2	16.8	15.4	9.4
Mobile home parks	5.3	2.6	2.6	2.5	2.5	2.4	2.2	2.2
Lodging	23.5	23.4	22.1	21.9	21.7	20.0	19.8	19.6
Restaurant	4.7	4.6	4.5	4.5	4.2	4.3	4.3	4.7
Agricultural	11.4	10.8	10.7	10.6	9.2	9.2	8.9	8.8
Convenience stores	22.3	21.0	18.9	18.6	20.1	20.0	19.8	15.1
Marina	15.7	22.2	22.1	21.9	21.7	21.5	21.4	21.3
Other	25.3	25.6	26.8	28.0	27.4	27.3	26.9	27.0
	571.0	562.8	546.9	543.6	527.2	516.9	519.4	508.4
Total real estate mortgages	1,098.3	1,082.5	1,064.7	1,060.6	1,047.5	1,040.0	1,055.3	1,054.6

Commercial & financial	62.1	49.9	54.0	48.8	51.5	48.0	53.5	53.1

Installment loans to individuals
Automobile and trucks	14.4	12.9	11.6	10.9	10.1	9.5	9.2	8.7
Marine loans	25.3	27.3	19.7	19.8	19.4	20.2	21.6	19.9
Other	21.7	20.8	20.9	20.9	20.9	21.6	20.9	22.0
	61.4	61.0	52.2	51.6	50.4	51.3	51.7	50.6

Other	0.2	0.3	0.3	0.3	0.3	0.4	0.3	0.6
	$1,373.3	$1,300.6	$1,263.3	$1,240.6	$1,225.4	$1,188.9	$1,208.5	$1,208.1

QUARTERLY TRENDS - INCREASE (DECREASE) IN LOANS BY QUARTER (Dollars in Millions) (Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2010				2011
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Construction and land development
Residential
Condominiums	$(5.2)	$-	$-	$-	$(0.4)	$(0.5)	$-	$-
Townhomes	-	-	-	-	-	-	-	-
Single family residences	(0.2)	(0.3)	0.2	(3.8)	-	-	-	-
Single family land and lots	(0.9)	(6.1)	(5.2)	(3.3)	(0.4)	(0.1)	(0.1)	(0.2)
Multifamily	(0.2)	(2.2)	(6.2)	(0.2)	-	(0.4)	(0.2)	(0.4)
	(6.5)	(8.6)	(11.2)	(7.3)	(0.8)	(1.0)	(0.3)	(0.6)
Commercial
Office buildings	(0.2)	(13.7)	-	-	-	-	-	0.2
Retail trade	-	(3.9)	-	-	-	-	-	-
Land	0.1	(7.2)	(3.4)	(1.5)	0.3	(23.6)	(0.1)	(0.9)
Industrial	-	(2.2)	-	(0.3)	-	-	-	-
Healthcare	(4.8)	-	-	-	-	-	-	-
Churches and educational facilities	-	-	-	-	-	-	-	0.1
Lodging	-	-	-	-	-	-	-	-
Convenience stores	-	-	-	0.2	0.3	0.1	-	1.1
Marina	(0.0)	(6.8)	-	-	-	-	-	-
Other	-	-	-	-	-	-	-	-
	(4.9)	(33.8)	(3.4)	(1.6)	0.6	(23.5)	(0.1)	0.5
Individuals
Lot loans	(0.4)	(1.5)	(1.1)	(1.9)	(3.6)	(1.4)	(0.8)	(0.7)
Construction	0.2	(0.5)	0.9	(2.0)	0.2	(0.6)	(0.3)	2.3
	(0.2)	(2.0)	(0.2)	(3.9)	(3.4)	(2.0)	(1.1)	1.6
Total construction and land development	(11.6)	(44.4)	(14.8)	(12.8)	(3.6)	(26.5)	(1.5)	1.5

Real estate mortgages
Residential real estate
Adjustable	1.1	5.4	5.0	2.4	5.3	5.7	10.1	9.7
Fixed rate	(1.0)	(1.6)	(1.9)	(1.5)	4.0	2.2	4.0	4.2
Home equity mortgages	2.3	(10.1)	(4.6)	(1.0)	(5.7)	(4.6)	0.5	(3.4)
Home equity lines	-	(1.3)	(0.4)	(0.7)	(0.3)	(0.5)	(1.8)	(0.2)
	2.4	(7.6)	(1.9)	(0.8)	3.3	2.8	12.8	10.3
Commercial real estate
Office buildings	(1.2)	(2.9)	(5.3)	(0.9)	(0.7)	(1.3)	2.0	(2.4)
Retail trade	(1.1)	(7.6)	(3.9)	(0.5)	(0.9)	(1.0)	(3.5)	(5.5)
Industrial	(6.7)	2.3	(4.2)	(1.8)	(1.7)	(7.8)	4.0	(1.8)
Healthcare	4.4	0.3	(0.4)	1.0	(3.4)	(0.3)	3.3	9.2
Churches and educational facilities	(0.5)	(0.6)	0.9	(0.6)	(0.2)	(0.4)	(0.4)	(0.4)
Recreation	-	-	(0.1)	-	(0.1)	-	(0.1)	0.5
Multifamily	(4.4)	(1.7)	(0.4)	(0.8)	(8.2)	2.6	(1.4)	(6.0)
Mobile home parks	(0.1)	(2.7)	-	(0.1)	-	(0.1)	(0.2)	-
Lodging	(2.0)	(0.1)	(1.3)	(0.2)	(0.2)	(1.7)	(0.2)	(0.2)
Restaurant	-	(0.1)	(0.1)	-	(0.3)	0.1	-	0.4
Agricultural	(0.3)	(0.6)	(0.1)	(0.1)	(1.4)	-	(0.3)	(0.1)
Convenience stores	0.2	(1.3)	(2.1)	(0.3)	1.5	(0.1)	(0.2)	(4.7)
Marina	(0.1)	6.5	(0.1)	(0.2)	(0.2)	(0.2)	(0.1)	(0.1)
Other	(1.3)	0.3	1.2	1.2	(0.6)	(0.1)	(0.4)	0.1
	(13.1)	(8.2)	(15.9)	(3.3)	(16.4)	(10.3)	2.5	(11.0)
Total real estate mortgages	(10.7)	(15.8)	(17.8)	(4.1)	(13.1)	(7.5)	15.3	(0.7)

Commercial & financial	1.0	(12.2)	4.1	(5.2)	2.7	(3.5)	5.5	(0.4)

Installment loans to individuals
Automobile and trucks	(0.9)	(1.5)	(1.3)	(0.7)	(0.8)	(0.6)	(0.3)	(0.5)
Marine loans	(1.1)	2.0	(7.6)	0.1	(0.4)	0.8	1.4	(1.7)
Other	(0.6)	(0.9)	0.1	-	-	0.7	(0.7)	1.1
	(2.6)	(0.4)	(8.8)	(0.6)	(1.2)	0.9	0.4	(1.1)

Other	(0.3)	0.1	-	-	-	0.1	(0.1)	0.3
	$(24.2)	$(72.7)	$(37.3)	$(22.7)	$(15.2)	$(36.5)	$19.6	$(0.4)